Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of December, 2018, among (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as Administrative Agent (“Agent”), (b) SVB, and each other lender and other financial institutions party to the Loan Agreement (as defined below) from time to time (each, a “Lender” and collectively, the “Lenders”), and (c) (i) ATRICURE, INC., a Delaware corporation with its chief executive office located at 7555 Innovation Way, Mason, Ohio 45040 (“AtriCure”), (ii) ATRICURE, LLC, a Delaware limited liability company (“AtriCure LLC”), (iii) ENDOSCOPIC TECHNOLOGIES, LLC, a Delaware limited liability company (“Endoscopic”), and (iv) nCONTACT SURGICAL, LLC, a Delaware limited liability company (“nContact”, and together with AtriCure, AtriCure LLC and Endoscopic, individually and collectively, jointly and severally, the “Borrower”).

RECITALS

A.    Agent, the Lenders and the Borrower have entered into that certain Loan and Security Agreement dated as of February 23, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Agent and the Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Agent, Borrower and the Lenders have agreed to make certain revisions to the Loan Agreement as more fully set forth herein.

D.    Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 2.1.2 (Letters of Credit Sublimit). The title to Section 2.1.2 and subsection (a) thereof are deleted in their entirety and replaced with the following:

2.1.2    Letters of Credit.

(a)    Agent shall have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00).

2.2    Section 2.1.3 (Foreign Exchange Sublimit) and Section 2.1.4 (Cash Management Services Sublimit). Sections 2.1.3 and 2.1.4 are each deleted in their entirety and replaced with the following:

2.1.3 [Reserved].

2.1.4 [Reserved].

2.3    Section 2.3 (Payment of Interest on the Credit Extensions). The following subsection (a)(ii) of Section 2.3 is deleted in its entirety:

(ii)    Term Loan Advance. Subject to Section 2.3(b), the principal amount of the outstanding Term Loan Advance shall accrue interest at a floating per annum rate equal to (a) the greater of (I) the Prime Rate or (II) four and one-half of one percent (4.50%), plus (b) three and three-quarters of one percent (3.75%), which interest shall be payable monthly in accordance with Section 2.1.5(b).

and the following is inserted in lieu thereof:

(ii)    Term Loan Advance. Subject to Section 2.3(b), the principal amount of the outstanding Term Loan Advance shall accrue interest at a floating per annum rate equal to (a) the greater of (I) the Prime Rate or (II) four and one-half of one percent (4.50%), plus (b) one-half of one percent (0.50%), which interest shall be payable monthly in accordance with Section 2.1.5(b).

2.4    Section 2.4 (Fees). The following subsection (b) of Section 2.4 is deleted in its entirety:

(b)    Revolving Line Early Termination Fee. Upon termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, Borrower shall pay to Agent for the ratable benefit of the Lenders holding a Revolving Line Commitment, a termination fee (the “Termination Fee”) in an amount equal to (i) if such termination occurs on or prior to the First Anniversary, three percent (3.00%) of the Revolving Line; (ii) if such termination occurs after the First Anniversary but on or before the Second Anniversary, two percent (2.00%) of the Revolving Line; and (iii) if such termination occurs after the Second Anniversary but prior to the Revolving Line Maturity Date, one percent (1.00%) of the Revolving Line; provided that no Termination Fee shall be charged if the credit facility hereunder is replaced with a new facility from SVB or any Affiliate of SVB;

and the following is inserted in lieu thereof:

(b)    Revolving Line Early Termination Fee. Upon termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, Borrower shall pay to Agent for the ratable benefit of the Lenders holding a Revolving Line Commitment, a termination fee (the “Termination Fee”) in an amount equal to (i) if such termination occurs on or prior to the First Anniversary, eight percent (8.00%) of the Revolving Line; (ii) if such termination occurs after the First Anniversary but on or before the Second Anniversary, seven percent (7.00%) of the Revolving Line; and (iii) if such termination occurs after the Second Anniversary but prior to the Revolving Line Maturity Date, six percent (6.00%) of the Revolving Line; provided that no Termination Fee shall be charged if the credit facility hereunder is replaced with a new facility from SVB or any Affiliate of SVB;

2.5    Section 6.2 (Financial Statements, Reports, Certificates). The following subsections (b) and (d) are deleted in their entirety:

(b)    Accounts Receivable/Accounts Payable Reports. Within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by due date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, detailed debtor listing, Deferred Revenue report, and general ledger, and (D) monthly perpetual inventory reports for Inventory, valued on a first in, first out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment;

(d)    Compliance Certificates. Within forty-five (45) days after the end of each quarter and together with the Borrower-prepared Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Agent or the Lenders may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

and replaced with the following:

(b)    Accounts Receivable/Accounts Payable Reports. Within thirty (30) days after the end of each month (forty-five (45) days after each calendar quarter in which Borrower has maintained the Liquidity Threshold for each Testing Month in such calendar quarter), (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by due date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, detailed debtor listing, Deferred Revenue report, and general ledger, and (D) monthly perpetual inventory reports for Inventory, valued on a first in, first out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment;

(d)    Compliance Certificates. Within thirty (30) days after the end of each month (forty-five (45) days after each calendar quarter in which Borrower has maintained the Liquidity Threshold for each Testing Month in such calendar quarter), a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Agent or the Lenders may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

2.6    Section 6.2 (Financial Statements, Reports, Certificates). (i) subsection (j) of Section 6.2 is amended by deleting the word “and” from the end thereof; (ii) subsection (k) of Section 6.2 is amended by deleting the “.” from the end thereof and inserting the following in lieu thereof: “; and”; and (iii) the following new subsection (l) is hereby inserted immediately following subsection (k) of Section 6.2:

(l)    prompt written notice of any changes to the beneficial ownership information set forth in Section 2 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.7    Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following:

6.9    Financial Covenant.

Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)    Liquidity Ratio. From and after the First Amendment Effective Date, monthly within thirty (30) days after the end of each month, a minimum Liquidity Ratio equal to or greater than 1.50:1.00; provided, that in the event Borrower has maintained the Liquidity Threshold for each day in a Testing Month, the Liquidity Ratio requirement for this section 6.9(a) will not be tested for such Testing Month.

2.8    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a minimum credit rating, at acquisition, of A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.; (c) SVB’s certificates of deposit issued maturing no more than two (2) years from the date of acquisition; (d) corporate bonds and medium term notes maturing within two (2) years from the date of acquisition and having a minimum credit quality, at acquisition, of A by Standard & Poor’s Ratings Group or A2 by Moody’s Investors Service, Inc.; and (e) money market funds registered according to SEC Rule 2a-7.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Term Loan Final Payment” is zero dollars ($0.00).

“Term Loan Prepayment Premium” is an additional fee payable to Agent, for the ratable benefit of the Lenders with a Term Loan Commitment, in an amount equal to:

(a)    for a prepayment of a Term Loan Advance made on or prior to the first anniversary of the First Amendment Effective Date, six percent (6.00%) of the original principal amount of such Term Loan Advance; and

(b)    for a prepayment of a Term Loan Advance made after the first anniversary of the First Amendment Effective Date (and any time thereafter, zero percent (0.00%) of the original principal amount of such Term Loan Advance;

provided that no Term Loan Prepayment Premium shall be charged if the credit facility hereunder is replaced with a new facility from SVB or any Affiliate of SVB.

2.9    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

“First Amendment Effective Date” is December 28, 2018.

“Liquidity Ratio” is, as of any date of measurement, the result of: (i) the sum of (a) Borrower’s unencumbered and unrestricted cash and Cash Equivalents of Borrower maintained with SVB and SVB’s Affiliates (for purposes of clarity, the parties acknowledge that Borrower’s cash or Cash Equivalents shall not be considered to be restricted by reason of the fact that they are subject to a Lien in favor of the Agent or any Lender); plus (b) Eligible Accounts; plus (c) the lesser of (I) Eligible Foreign Accounts and (II) Four Million Six Hundred Sixty Seven Thousand Dollars ($4,667,000.00); divided by (ii) all outstanding Obligations (including, for the avoidance of doubt, the full amount of the drawn portion of the Revolving Line plus the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit)) of Borrower owed to Agent and the Lenders.

“Liquidity Threshold”, is, for any day in any Testing Month in which Borrower’s unencumbered and unrestricted cash and Cash Equivalents maintained with SVB and SVB’s Affiliates (for purposes of clarity, the parties acknowledge that Borrower’s cash or Cash Equivalents shall not be considered to be restricted by reason of the fact that they are subject to a Lien in favor of the Agent or any Lender), is greater than one hundred fifty percent (150%) of all outstanding Obligations (including, for the avoidance of doubt, the full amount of the drawn portion of the Revolving Line plus the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit)) of Borrower owed to Agent and the Lenders.

“Testing Month” is with respect to the Liquidity Threshold, each calendar month.

2.10    Section 13 (Definitions). The following defined terms in Section 13.1 are hereby deleted in their entirety:

“Cash Management Services” is defined in Section 2.1.4.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Reduction Amount” means, with respect to a given FX Contract, the notional amount thereof multiplied by the currency exchange risk factor for the currencies involved in the FX Contract, multiplied by the current foreign exchange spot rates, in each instance as determined and calculated by Bank in its sole discretion.

2.11    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Agent and each Lender to enter into this Amendment, Borrower hereby represents and warrants to Agent and each Lender as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower previously delivered to Agent either (i) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; or (ii) have been amended and have been delivered to Agent in connection with this Amendment;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Fees. In connection with this Amendment and in consideration for reducing the

Term Loan Final Payment to zero dollars ($0.00), in addition to all other fees and expenses described in the Loan Agreement, as amended by this Amendment, Borrower shall pay to Bank a fully earned, non-refundable amendment fee of $283,386.46, payable on or before the First Amendment Effective Date. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

6.    Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of February 23, 2018, between Borrower and Agent, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

7.    Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on February 23, 2018, as amended as set forth on Schedule 2 attached hereto (the “Perfection Certificate”) and acknowledges, confirms and agrees the disclosures and information Borrower provided to Agent in the Perfection Certificate, as amended as set forth in Schedule 2 attached hereto, have not changed, and remain true, complete and correct as of the date hereof. Borrower hereby agrees that all references to the “Perfection Certificate” in any Loan Document shall be deemed to be a reference to the Perfection Certificate as defined herein.

8.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.    Conditions to Effectiveness. Borrower hereby agrees that the following documents shall be delivered to the Agent prior to or concurrently with the execution of this Amendment, each in form and substance reasonably satisfactory to the Agent (collectively, the “Conditions Precedent”):

10.1    copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Amendment, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

10.2    updates to the Perfection Certificate of Borrower, attached as Schedule 2 hereto;

10.3    the good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the First Amendment Effective Date;

10.4    certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the First Amendment Effective Date, will be terminated or released;

10.5    evidence satisfactory to Agent that the insurance policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent;

10.6    payment of the fees and Lender Expenses then due as specified in Section 5 hereof; and

10.7    such other documents as Agent may reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in the Perfection Certificate is true, complete and correct.

BORROWER:

ATRICURE, INC.	ATRICURE, LLC

By:	/s/ M. Andrew Wade	By:	/s/ M. Andrew Wade

Name:	M. Andrew Wade	Name:	M. Andrew Wade

Title:	CFO	Title:	CFO

ENDOSCOPIC TECHNOLOGIES, LLC	nCONTACT SURGICAL, LLC

By:	/s/ M. Andrew Wade	By:	/s/ M. Andrew Wade

Name:	M. Andrew Wade	Name:	M. Andrew Wade

Title:	CFO	Title:	CFO

AGENT:	LENDER:

SILICON VALLEY BANK	SILICON VALLEY BANK

By	/s/ Tom Hertzberg	By	/s/ Tom Hertzberg

Name:	Tom Hertzberg	Name:	Tom Hertzberg

Title:	Managing Director	Title:	Managing Director